EXHIBIT 32.2

Written Statement of the Chief Financial Officer

I, Jason A. Jenne, as Vice President and Chief Financial Officer of True Temper Sports, Inc. (the “Company”), state and certify that this Form 10-K Annual Report for the period ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Form 10-K Annual Report for the period ended December 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JASON A. JENNE
Jason A. Jenne
Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
March 28, 2006